                         INVESTMENT MANAGEMENT AGREEMENT

         INVESTMENT MANAGEMENT AGREEMENT made as of the 26th day of June, 2008 by and between Morgan Stanley Series Funds, on behalf of Morgan Stanley
Alternative Opportunities Fund, a series of a Massachusetts business trust (the
"Fund"), and Morgan Stanley Investment Advisors Inc., a Delaware corporation
(hereinafter called the "Investment Manager"):

         WHEREAS, the Fund will engage in business as an open-end management investment company, and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, the Investment Manager is registered as an investment adviser under the Investment Advisors Act of 1940, as amended, and engages in the business of acting as investment adviser; and

         WHEREAS, the Fund desires to retain the Investment Manager to render management and investment advisory services in the manner and on the terms and conditions hereinafter set forth; and

         WHEREAS, the Investment Manager desires to be retained to perform said services on said terms and conditions.

                               W I T N E S S E T H

         In consideration of the mutual covenants and agreements of the parties hereto as hereinafter contained, the Fund and the Investment Manager agree as follows:

         1. The Fund hereby retains the Investment Manager to act as investment manager of the Fund and, subject to the supervision of the Trustees, to supervise the investment activities of the Fund as hereinafter set forth.
Without limiting the generality of the foregoing, the Investment Manager shall administer the Fund's business affairs and supervise the overall day-to-day operations of the Fund; obtain and evaluate such information and advice relating to the economy, securities, securities markets and commodities markets as it deems necessary or useful to discharge its duties hereunder; continuously manage the assets of the Fund in a manner consistent with the Fund's investment objective and policies; determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; take such further action, including the placing of purchase and sale orders on behalf of the Fund, as the Investment Manager shall deem necessary or appropriate; provide the Fund with full administrative services, including the maintenance of certain books and records, such as journals, ledger accounts and other records required under the Act, the notification to the Fund of available funds for investment, the reconciliation of account information and balances among the Fund's custodian, transfer agent and dividend disbursing agent and the Fund, and the calculation of the net asset value of the Fund's shares; provide the Fund with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary to provide effective operation of the Fund; oversee the performance of administrative and professional services rendered to the Fund by others, including its custodian, transfer agent and dividend disbursing agent, as well as accounting, auditing and other services, including: (1) maintenance of the books and records and accounting controls for the Fund's assets, including records of all securities transactions; (2) daily calculation of the net asset value for the Fund; (3)
accounting for dividends and interest received and distributions made by the
Fund; (4) preparation and filing of the Fund's U.S. tax returns and annual and semi-annual reports; (5) the production of transaction data, financial reports and such other periodic and special reports as the Board of Trustees of the Fund may reasonably request; (6) the preparation of financial statements for the annual and semi-annual reports and other shareholder communications; (7) liaison with the Fund's independent registered public accounting firms; (8) monitoring and administration of arrangements with the Fund's custodian and depository banks; and (9) maintenance of (but not the payment for) the fidelity bond required to be maintained under the Act and preparation of the filings required in connection therewith; provide the Fund with adequate general office space and facilities; assist in the preparation and the printing of the periodic updating of the Fund's registration statement, prospectus and statement of additional information, tax returns, proxy statements, and reports to its shareholders and the Securities and Exchange Commission; and monitor the compliance of the Fund's investment policies and restrictions. The Investment Manager shall also furnish to or place at the disposal of the Fund the information, evaluations, analyses and opinions formulated or obtained by the Investment Manager in the discharge of its duties as the Fund may, from time to time, reasonably request.

         2. The Investment Manager may, subject to the approval of the Board of
Trustees, at its own expense, enter into sub-advisory agreements with one or more sub-advisers to make determinations as to certain or all of the securities and commodities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions and to take such further action, including the placing of purchase and sale orders on behalf of the Fund as the sub-adviser(s), in consultation with the Investment Manager, shall deem necessary or appropriate; provided that the Investment Manager shall be responsible for monitoring compliance by such sub-adviser(s) with the investment policies and restrictions of the Fund and with such other limitations or directions as the Trustees of the Fund may from time to time prescribe.

         3. The Investment Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Investment Manager shall be deemed to include persons employed or otherwise retained by the
Investment Manager to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Investment Manager may desire. The Investment Manager shall, as agent for the Fund, maintain the Fund's records and books of account (other than those maintained by the Fund's transfer agent, registrar, custodian and other agents).
All such books and records so maintained shall be the property of the Fund and, upon request therefor, the Investment Manager shall surrender to the Fund such books and records so requested.

         4. The Fund will, from time to time, furnish or otherwise make available to the Investment Manager such financial reports, proxy statements and other information relating to the business and affairs of the Fund as the
Investment Manager may reasonably require in order to discharge its duties and obligations hereunder.

         5. The Investment Manager shall bear the cost of rendering the management and investment advisory and supervisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Fund who are also directors, officers or employees of the Investment Manager, and provide such office space and equipment and such clerical and bookkeeping services as the Fund shall reasonably require in the conduct of its business. The Investment Manager shall also bear the cost of telephone service, heat, light, power and other utilities provided to the Fund.

         6. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including without limitation: the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and commodities and other property, and any stock transfer or dividend agent or agents appointed by the
Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities and commodities issuance and transfer taxes, and fees payable by the
Fund to Federal, State or other governmental agencies; the cost and expense of engraving or printing share

                                      -2-

certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the cost and expense of printing (including typesetting) and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders;
fees and travel expenses of Trustees or members of any advisory board or committee who are not employees of the Investment Manager or any corporate affiliate of the Investment Manager; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash;
charges and expenses of any outside pricing service used for pricing of the
Fund's shares; charges and expenses of legal counsel, including counsel to the
Trustees of the Fund who are not interested persons (as defined in the Act) of the Fund or the Investment Manager, and of independent accountants in connection with any matter relating to the Fund; membership dues of the Investment Company
Institute; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Fund which inure to its benefit; extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless explicitly provided herein.

         7. For the services to be rendered, the facilities furnished, and the expenses assumed by the Investment Manager, the Fund shall pay to the Investment
Manager monthly compensation determined by applying an annual rate of 0.20% to the Fund's daily net assets. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. Such calculations shall be made by applying 1/365ths of the annual rate to the Fund's net assets each day determined as of the close of business on that day or the last previous business day.

         If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated. Payment of the
Investment Manager's compensation for the preceding month shall be made as promptly as possible.

         8. The Investment Manager will use its best efforts in the supervision and management of the investment activities of the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Investment Manager shall not be liable to the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by the Investment Manager or for any losses sustained by the Fund or its investors.

         9. Nothing contained in this Agreement shall prevent the Investment
Manager or any affiliated person of the Investment Manager from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Investment Manager or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting.
Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Investment Manager to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

         10. This Agreement shall continue in effect with respect to the Fund for a period of two years from the effective date hereof and thereafter provided such continuance is approved at least annually by the vote of holders of a majority (as defined in the Act) of the outstanding voting securities of the
Fund or by the Board of Trustees of the Fund; provided that in either event such continuance is also approved annually by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or

                                      -3-

"interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon thirty days' written notice to the Investment Manager, either by majority vote of the Board of
Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act) unless such automatic termination shall be prevented by an exemptive order of the Securities and
Exchange Commission; and (c) the Investment Manager may terminate this Agreement without payment of penalty on thirty days' written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

         11. This Agreement may be amended by the parties without the vote or consent of shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund nor the Investment Manager shall be liable for failing to do so.

         12. This Agreement shall be construed in accordance with the law of the
State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflicts with the applicable provisions of the Act, the latter shall control.

         13. The Declaration of Trust, together with all amendments thereto establishing the Fund (the "Declaration"), is on file in the office of the
Secretary of the Commonwealth of Massachusetts, provides that the name of the
Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of the Fund, but the Trust Estate only shall be liable.

         14. The Investment Manager and the Fund agree that the name Morgan
Stanley is a property right of the Investment Manager or its parent. The Fund agrees and consents that (i) it will only use the name Morgan Stanley as a component of its name and for no other purpose, (ii) it will not purport to grant to any third party the right to use the Name for any purpose, (iii) the
Investment Manager or its parent, or any corporate affiliate of the Investment
Manager's parent, may use or grant to others the right to use the name Morgan
Stanley, or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company, (iv) at the request of the
Investment Manager or its parent or any corporate affiliate of the Investment
Manager's parent, the Fund will take such action as may be required to provide its consent to the use name Morgan Stanley, or any combination or abbreviation thereof, by the Investment Manager or its parent or any corporate affiliate of the Investment Manager's parent, or by any person to whom the Investment Manager or its then current parent or a corporate affiliate of the Investment Manager's parent shall have granted the right to such use, and (v) upon the termination of any investment advisory agreement into which a corporate affiliate of the
Investment Manager's parent and the Fund may enter, or upon termination of affiliation of the Investment Manager with its parent, the Fund shall, upon request of the Investment Manager or its parent or any corporate affiliate of the Investment Manager's parent, cease to use the Name as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees/directors and shareholders to take any and all actions which the Investment Manager or its parent or any corporate affiliate of the
Investment Manager's parent, may request to effect the foregoing and to reconvey to the Investment Manager's parent any and all rights to such name.

                                      -4-

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement, on June 26, 2008, in New York, New York.

                                       MORGAN STANLEY SERIES FUNDS, on behalf of
                                       MORGAN STANLEY ALTERNATIVE
                                       OPPORTUNITIES FUND

                                       By:  /s/ Dennis Shea
                                            ------------------------------------

Attest:

/s/ Emily Bachman
--------------------------------

                                       MORGAN STANLEY INVESTMENT ADVISORS INC.

                                       By:  /s/ Randy Takian
                                            ------------------------------------

Attest:

/s/ Emily Bachman
---------------------------------

                                      A-5